Exhibit 99.1

STOCK PURCHASE AGREEMENT

             THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 6th day of February, 2012, by and between Matthew Howell (the “Seller”) who is the record or beneficial owner of shares of common stock of TrackSoft Systems, Inc., a Wyoming corporation (the “Company”), and each of the individuals indentified on Schedule I attached hereto (each a “Purchaser”, collectively the “Purchasers”).

RECITALS

WHEREAS, the Seller owns 2,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), the Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from the Seller shares of Common Stock in the amount as set forth in the second column of Schedule I hereto opposite the name of each Purchaser (the “Shares”), on and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchasers agree as follows:

1. Sale and Purchase of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller hereby sells the Shares to the Purchasers, and the Purchasers hereby purchase the Shares from the Seller for a purchase price of $0.01 per share (the “Purchase Price”).

2. Closing. Upon satisfaction of the covenants and conditions set forth in this Agreement, the closing of the purchase and sale of the Shares under this Agreement shall take place at such time and on such date as the Seller and the Purchasers may agree upon (the “Closing Date”), and at such location as the Seller and the Purchasers shall mutually agree.

(a) Deliveries.

(i) On or prior to the Closing Date, the Seller shall deliver or cause to be delivered to the Purchasers the following:

(A) this Agreement duly executed by such Seller;

(B) a certificate (or certificates) for the Shares, duly endorsed in form for transfer to the Purchasers along with a medallion guarantee; and

(C) a copy of the irrevocable instruction to the transfer agent of the Company instructing such transfer agent to deliver, on an expedited basis, certificates evidencing the Shares, registered in the name of each of the Purchasers.

(ii) On or prior to the Closing Date, the Purchasers shall deliver or cause to be delivered to the Seller, as applicable, the following:

(A) this Agreement duly executed by each Purchaser;

(B) immediately available funds equal to the amount of the Purchase Price multiplying the number of the Shares, via certified check to the address designated by the Seller, or wire transfer to the account designated by the Seller.

(iii) At and at any time after the Closing Date, the parties shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(b) Closing Conditions.

(i) The respective obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(A) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(B) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed or waived;

(C) the delivery by the Purchasers of the items set forth in Section 2(a)(ii) of this Agreement; and

(D) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(ii) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(A) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Seller contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(B) all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed or waived;

(C) the delivery by the Seller of the items set forth in Section 2(a)(i) of this Agreement;

(D) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

3. Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Purchasers that the following statements shall be true and correct in all respects as of the date hereof and as of the Closing Date (as if such representations and warranties were made again on the Closing Date):

(a)     The Seller is and on the Closing Date will be, the lawful owner of record of the Shares, and the Seller presently has, and will have at the Closing Date, full and valid title to the Shares and the power with no existing impediment or encumbrance to transfer and deliver the Shares to the Purchasers in accordance with the terms of this Agreement.  The delivery to the Purchasers of certificates evidencing the transfer of the Shares pursuant to the provisions of this Agreement will transfer to the Purchasers good and marketable title to the Shares, free and clear of all liens, encumbrances, charges, assessments or claims of any kind.

(b)      The Shares is legally and validly issued and fully paid and non-assessable shares of the Company’s Common Stock; and all such Common Stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

(c)            Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms thereof.

 (d)      The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Seller of any agreement or other instrument to which it is or has been a party.

 (e)    There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties.  There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

 (f)       The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(g)       The Seller acquired the Shares from the Company without a view to or does not, offer or sell for the Company in connection with, the distribution of the Shares or any other security, or participate or have a direct or indirect participation in any such undertaking, or participate or have a participation in the direct or indirect underwriting of any such undertaking.

 (h)      The Seller does not engage either for all or part of her time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person than the Company.

 (i)      No brokerage or finder’s fees or commissions are or will be payable by the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transaction contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date. Notwithstanding the foregoing, the representations and warranties contained in Sections 3(a), 3(b), 3(c), and 3(g) shall survive the Closing Date indefinitely.

4. Representations and Warranties of the Purchasers.  The Purchasers hereby severally represent and warrant to the Seller that the following statements shall be true and correct in all respects as of the date hereof and as of the Closing Date (as if such representations and warranties were made again on the Closing Date):

(a) Each Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by such Purchaser in connection with the execution and performance by such Purchaser of this Agreement or the execution and performance by such Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement. This Agreement has been duly authorized, executed and delivered by each Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(b) On the Closing Date, each Purchaser will purchase the Shares pursuant to the terms of this Agreement for its own account, for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(c) Each Purchaser understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchasers contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchasers may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchasers may also enter into lawful short positions or other derivative transactions relating to the Shares, or interests in the Shares, and deliver the Shares, or interests in the Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Shares, or interests in the Shares, to third parties who in turn may dispose of these Shares.

(d) The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(e) Each Purchaser is not a party to a plan or to participate in an unlawful distribution of unregistered securities and will act in accordance with the Securities Act of 1933, as amended.

(f) The offer to sell the Shares was directly communicated to each Purchaser by the Seller.  At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

            The representations and warranties made above by each Purchaser shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

5. Indemnification. The Seller agrees to indemnify the Purchasers against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchasers by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Agreement.

6. Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

7. Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed all of the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed, addressed as follows:

If to Seller, to:

Matthew Howell

2820 North Pinal Ave.
Suite 12/292
Casa Grande, AZ 85222

If to the Purchasers, to the applicable addresses set forth on Schedule I hereto.

Or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

(d) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the State of California, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth herein (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[Signatures follow on next page]

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE SELLER

Matthew Howell

_______________________________

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE PURCHASER

_______________________________
Name: